     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1997.

                                                      REGISTRATION NO. 33-65451
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 --------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 --------------


                                 ALLWASTE, INC.
             (Exact name of Registrant as specified in its charter)



         DELAWARE                      4212                     74-2427167
(State or other jurisdiction  Primary Standard Industrial    (I.R.S. Employer
   of incorporation or        Classification Code Number)    Identification No.)
      organization)


                          5151 SAN FELIPE, SUITE 1600
                             HOUSTON, TEXAS 77056
                                (713) 623-8777
  (Address, including zip code, and telephone number, including area code, of
                  Registrants's principal executive offices)


                        TARGET 2000: ONE, TWO, FOUR PLAN

          COMPENSATORY CONTRACTS IN CONNECTION WITH THE ACQUISITION OF
                       PACIFIC INDUSTRIAL SERVICES, INC.
                              EMPLOYMENT AGREEMENT
            BETWEEN ALLWASTE, INC. AND ROBERT M. CHISTE (AS AMENDED)
                              (Full Title of Plan)


                               William L. Fiedler
                                 Allwaste, Inc.
                 Vice President, General Counsel, and Secretary
                          5151 San Felipe, Suite 1600
                              Houston, Texas 77056
                                 (713) 623-8777
    (Name, address, including zip code, and telephone number, including area code, of agent for service)





This Post-Effective Amendment is being filed for the purpose of removing from registration all remaining shares of registrant's Common Stock which were not sold pursuant to Registration Statement No. 33-65451 on or prior to July 31, 1997, when all options outstanding under the Target 2000: One, Two, Four Plan, Compensatory Contracts in Connection with the Acquisition of Pacific Industrial Services, Inc., and Employment Agreement Between Allwaste, Inc. And Robert M. Chiste (As Amended) were assumed by Philip Services Corp.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of July, 1997.

                                      ALLWASTE, INC.



                                      By: ROBERT M. CHISTE*
                                         --------------------------------------
                                          Robert M. Chiste
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons, thereunto duly authorized, in the capacities indicated below on the 31st day of July, 1997.



R. L. NELSON, JR.*                  Chairman of the Board of Directors
--------------------------
R. L. Nelson, Jr.


ROBERT M. CHISTE*                   President and Chief Executive Officer; Director
--------------------------          (Principal Executive Officer)
Robert M. Chiste


T. WAYNE WREN, JR.*                 Senior Vice President -- Chief Financial Officer and Treasurer
--------------------------          (Principal Financial Officer)
T. Wayne Wren, Jr.


/S/ MICHAEL W. RAMIREZ              Vice President and Controller
--------------------------          (Principal Accounting Officer)
Michael W. Ramirez


MICHAEL A. BAKER*                   Director
--------------------------
Michael A. Baker


JOHN U. CLARKE*                     Director
--------------------------
John U. Clarke


/S/ WILLIAM E. HAYNES               Director
--------------------------
William E. Haynes


ROBERT L. KNAUSS*                   Director
--------------------------
Robert L. Knauss


/S/ FRANK A. ROSSI                  Director
--------------------------
Frank A. Rossi


THOMAS J. TIERNEY*                  Director
--------------------------
Thomas J. Tierney


T. MICHAEL YOUNG*                   Director
--------------------------
T. Michael Young


*By:/S/ WILLIAM L. FIEDLER
    ----------------------
    William L. Fiedler
    Attorney-in-Fact